Exhibit 99.4

TRINITY MERGER CORP. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this Trinity Merger Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations (this “Trinity MD&A”) to the “Company,” “our,” “us” or “we” refer to Trinity Merger Corp. References to our “management” or our “management team” refer to our officers and directors, references to the “Sponsor” refers to HN Investors LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto contained elsewhere in this Trinity MD&A. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Cautionary Note Regarding Forward-Looking Statements

This Trinity MD&A includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Trinity MD&A regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “will,” “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a blank check company incorporated on January 24, 2018 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On May 17, 2018, we closed our Initial Public Offering with the sale of 34,500,000 Units, generating gross proceeds of $345,000,000.  Although we are not limited to a particular industry or sector for purposes of consummating a Business Combination, we are focusing our search on acquiring an operating company or business with a real estate component (such as a business within the hospitality, lodging, gaming, real estate or property services, or asset management industries).

We intend to effectuate our Business Combination using cash from the proceeds of our Initial Public Offering and the sale of the Private Placement Warrants that occurred simultaneously with the completion of our Initial Public Offering, our capital stock, debt or a combination of cash, stock and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

On August 9, 2019, we entered into the Merger Agreement to effect a business combination with PubCo, Merger Sub I and Merger Sub II; the Broadmark Companies; and the Management Companies.

On August 9, 2019, PubCo entered into a subscription agreement with the PIPE Investors, pursuant to which it will issue and sell to the PIPE Investors approximately $75.0 million of its common stock immediately prior to the consummation of the business combination.

On August 9, 2019, the Company entered into a promissory note with the Sponsor. The aggregate principal amount of the promissory note is $1,000,000. Proceeds will be used to pay the Company’s business combination transaction expenses. The promissory note is payable at the earlier of the closing of the business combination and the liquidation of Company prior to the consummation of the Company’s initial business combination.

See Note 6 in Item 1 above for a description of the Merger Agreement, the PIPE Investment and the transactions contemplated thereby.

Recent Developments

On November 12, 2019, we announced that Trinity’s stockholders approved the Business Combination and that Trinity’s warrant holders approved the previously announced amendment to Trinity’s public warrants.

On November 17, 2019, we announced the completion of our previously announced Business Combination.  In connection with the completion of the Business Combination, Broadmark Realty Capital Inc.’s shares of common stock began trading on the New York Stock Exchange on November 15, 2019 under the ticker symbol “BRMK”, and its warrants, exercisable for one-quarter of one share at an exercise price of $2.875 per one-quarter share ($11.50 per whole share), began trading on that date on the NYSE Amex under the ticker symbol “BRMK WS”. In light of the closing of the Business Combination, Trinity canceled the special meeting of Trinity’s stockholders that had been previously scheduled for November 15, 2019 to vote on an amendment to its certificate of incorporation to extend the deadline to complete Trinity’s initial business combination.

Results of Operations

Our only activities from inception to September 30, 2019 were organizational activities, those necessary to prepare for our Initial Public Offering and identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on cash and marketable securities held after the Initial Public Offering. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for expenses in connection with pursuing a Business Combination.

For the three months ended September 30, 2019, we had net loss of $1,646,737, which consists of operating costs of $3,129,871 and a provision for income taxes of $375,168, offset by interest income on marketable securities held in the Trust Account of $1,858,302.

For the nine months ended September 30, 2019, we had net loss of $246,866, which consists of operating costs of $5,050,505 and a provision for income taxes of $1,316,125, offset by interest income on marketable securities held in the Trust Account of $6,119,764.

For the three months ended September 30, 2018, we had net income of $1,225,421, which consists of interest income on marketable securities held in the Trust Account of $1,820,909, offset by operating costs of $223,597 and a provision for income taxes of $371,891.

For the period from January 24, 2018 (inception) through September 30, 2018, we had net income of $1,665,746, which consists of interest income on marketable securities held in the Trust Account of $2,596,644, offset by operating costs of $406,603 and a provision for income taxes of $524,295.

Liquidity and Capital Resources

On May 17, 2018, we closed our Initial Public Offering of 34,500,000 Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $345,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 12,350,000 Private Placement Warrants to our Sponsor at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $12,350,000.

Following the Initial Public Offering, a total of $351,900,000 was placed in the Trust Account. We incurred $19,880,231 in Initial Public Offering related costs, including $3,450,000 of underwriting fees, $15,525,500 of deferred underwriting fees and $905,231 of other costs.

As of September 30, 2019, we had cash and marketable securities held in the Trust Account of $360,197,326, substantially all of which is invested in U.S. treasury bills with an original maturity of 30 days or less. Interest income earned on the balance in the Trust Account may be available to us to pay taxes. During the nine months ended September 30, 2019, we withdrew approximately $1,556,000 of interest income to pay for our franchise and income taxes.

As of September 30, 2019, we had cash of approximately $149,000 held outside the Trust Account, which is available for use by us to cover the costs associated with identifying a target business, negotiating a Business Combination, due diligence procedures and other general corporate uses. In addition, as of September 30, 2019, we had accounts payable and accrued expenses of $3,496,840.

For the nine months ended September 30, 2019, cash used in operating activities amounted to $3,057,843. Net loss of $246,866 was affected by interest earned on marketable securities held in the Trust Account of $6,119,764. Changes in our operating assets and liabilities provided cash of $3,308,787.

For the period from January 24, 2018 (inception) through September 30, 2018, cash used in operating activities amounted to $866,307. Net income of $1,665,746 was offset by interest earned on marketable securities held in the Trust Account of $2,596,644. Changes in our operating assets and liabilities provided cash of $64,591.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions) to complete our initial Business Combination. We may withdraw interest to pay franchise and income taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial Business Combination, the remaining proceeds held in the Trust Account is expected to be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, properties or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, our Sponsor, officers and directors or their respective affiliates may, but are not obligated to, loan us funds as may be required by us. If we complete our initial Business Combination, we would repay such loaned amounts. In the event that our initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the Private Placement Warrants.

We will need to raise additional capital through loans or additional investments from our sponsor, stockholders, officers, directors, or third parties. Our officers, directors and sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2019. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on May 14, 2018 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination and the Company’s liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies.

Recent accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our condensed consolidated financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

COMPANY GROUP MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. You should read this discussion and analysis together with the consolidated financial statements and related notes included elsewhere in this Report for each of PBRELF I, BRELF II, BRELF III, BRELF IV and MgCo I, MgCo II, MgCo III and MgCo IV. In this “Company Group Management’s Discussion and Analysis of Financial Condition and Results of Operations,” references to the “Company Group,” refers to the Companies and the Management Companies and their respective subsidiaries, collectively.

Overview

PBRELF I, LLC. PBRELF I, LLC (“PBRELF I”) commenced operations in 2010 with a focus on originating loans in the Pacific Northwest region of the United States. PBRELF I is managed by Pyatt Broadmark Management, LLC (“MgCo I”). At September 30, 2019, PBRELF I had 119 loans outstanding with an aggregate face value of approximately $522.2 million.

BRELF II, LLC. BRELF II, LLC, referred to herein as “BRELF II,” commenced operations in 2014 with a focus on the Mountain West region of the United States. BRELF II is managed by Broadmark Real Estate Management II, LLC, referred to herein as “MgCo II.” At September 30, 2019, BRELF II had 108 loans outstanding with an aggregate face value of approximately $632.5 million.

BRELF III, LLC. BRELF III, LLC, referred to herein as “BRELF III,” commenced operations in 2018 with a focus on the Southeast region of the United States. BRELF III is managed by Broadmark Real Estate Management III, LLC, referred to herein as “MgCo III.” At September 30, 2019, BRELF III had 38 loans outstanding with an aggregate face value of approximately $28.9 million.

BRELF IV, LLC. BRELF IV, LLC, referred to herein as “BRELF IV,” commenced operations in 2019 with a focus on the Mid-Atlantic region of the United States. BRELF IV is managed by Broadmark Real Estate Management IV, LLC, referred to herein as “MgCo IV.” At September 30, 2019, BRELF IV had five loans outstanding with an aggregate face value of approximately $3.9 million.

PBRELF I and BRELF II elected to be taxed as REITs in 2018, and BRELF III expects to elect to be taxed as a REIT with the filing of its tax return for 2019. BRELF IV anticipates electing to be taxed as a REIT with the filing of its tax return for 2019, assuming it is in compliance with the various tests for qualification as a REIT.

Results from Operations

PBRELF I

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue and Total Investment Income

PBRELF I’s total revenues and total investment income for the nine months ended September 30, 2019 and September 30, 2018, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. PBRELF I experienced demand from qualified borrowers for its capital in excess of available lending capacity between the periods ending September 30, 2018 and September 30, 2019. During those periods, PBRELF’s Manager, MgCo I, raised new capital by issuing additional preferred units in PBRELF I, and deployed that capital in a manner that grew the total principal and face amount of mortgage notes receivable, and the interest earned thereon. The number of loans outstanding and their average face amount for PBRELF I as of September 30, 2019 was 119 and $4.4 million respectively compared with 119 and $3.4 million respectively as of September 30, 2018. The following table sets forth the components of total revenue and total investment income earned by PBRELF I in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands):

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Interest income	$31,506	$22,001	$9,505	43.2%
Fee income	2,887	2,652	235	8.9%
Other	—	—	—
Total Revenue	$34,393	$24,653	$9,740	39.5%

Total revenue increased $9.5 million, or 43.2%, to $31.5 million for the nine months ended September 30, 2019 from $22.0 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, PBRELF I originated 54 new loans representing approximately $197.7 million in total principal commitment with an average commitment per loan of approximately $3.7 million and with the largest individual loan commitment amounting to $18.8 million. During the same period, PBRELF I had 55 loans repaid representing approximately $148.2 million in total principal commitment and representing an average commitment per loan of $2.7 million. By comparison, for the nine months ended September 30, 2018, PBRELF I originated 65 new loans representing approximately $241.5 million in total principal commitment with an average commitment per loan of approximately $3.7 million and with the largest individual loan commitment amounting to $23.2 million. During the same period in 2018, PBRELF I had 57 loans repaid representing approximately $146.7 million in total principal commitment and representing an average commitment per loan of $2.6 million.

Interest income increased $9.5 million, or 43.2%, to $31.5 million for the nine months ended September 30, 2019 from $22.0 million for the nine months ended September 30, 2018. The increase is primarily attributable to a net increase in average loans outstanding during the period.

Fee income increased $235 thousand, or 8.9%, to $2.9 million for the nine months ended September 30, 2019 from $2.7 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the aggregate size of the outstanding principal and the extension fees assessed to maturing loans during the period ending September 30, 2019 when compared to the period ending September 30, 2018.

Total Expenses

The following table sets forth the components of total expenses for PBRELF I in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands):

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Provision for (reversal of) loan losses	$2,944	$407	$2,537	623.3%
Real estate properties, net of gains	347	—	347	—
Professional fees	257	147	110	74.8%
Excise taxes and licenses	232	67	165	246.3%
Other	15	15	—	—
Total Expenses	$3,795	$636	$3,159	496.7%

Total expenses for PBRELF I increased $3.2 million, or 496.7%, to $3.8 million for the nine months ended September 30, 2019 from $636 thousand for the nine months ended September 30, 2018.
The increase in total expenses is primarily related to the additional provision for loan losses related to defaulted mortgage loans receivables of $2.9 million compared to $407 in the period ending September 30, 2018.

Net Income

For the nine months ended September 30, 2019, PBRELF I generated approximately $30.6 million in net income, representing an increase of $6.6 million, or 27.5%, as compared to the net income of $24.0 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in average loans outstanding during the nine month period ended September 30, 2019 compared to the prior year period.

Liquidity and Capital Resources

Overview

PBRELF I’s primary liquidity needs include ongoing commitments to fund its lending activities and future funding obligations, making distributions to its members and funding other general business needs. PBRELF I’s primary sources of liquidity and capital resources to date have been derived from $466.9 million in preferred unit issuances including $11.0 million of reinvested distributions as of September 30, 2019. Since inception on June 28, 2010, and as of September 30, 2019, PBRELF I has not utilized and does not have any borrowings. As of September 30, 2019, PBRELF I’s cash and cash equivalents was $131.4 million.

PBRELF I seeks to meet its long-term liquidity requirements, such as real estate lending needs, including future construction draw commitments and member redemptions, through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. PBRELF I is not required to sell real estate mortgages in order to pay redemption proceeds. As of September 30, 2019, PBRELF I had $484.8 million of loan commitments, of which $325.2 million were funded and outstanding, net of $4.0 million allowance for loan losses.

As a REIT, PBRELF I is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where PBRELF I does not receive corresponding cash. PBRELF I intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Code and to avoid federal income tax and the non-deductible excise tax.

PBRELF I typically makes monthly distributions of distributable cash as described herein.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands):

	For the Nine months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$32,858	$24,163
Investing activities	(21,953)	(73,543)
Financing activities	76,559	67,668
Net increase / (decrease) in cash & cash equivalents	$87,464	$18,288

Nine months Ended September 30, 2019 as compared to the Nine months Ended September 30, 2018

At September 30, 2019 and September 30, 2018, PBRELF I had $155.6 million and $128.9 million of unfunded loan commitments, respectively. This increase is primarily attributable to an increase in lending operations.

Net cash received from operating activities was $32.9 million for the nine months ended September 30, 2019 compared to net cash received in operating activities of $24.2 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $22.0 million for the nine months ended September 30, 2019 compared with net cash used in investing activities of $73.5 million for the nine months ended September 30, 2018. Less cash used is due to less new loans funded, slower repayment of existing loans, and fewer construction draw disbursements.

Net cash received from financing activities was $76.6 million for the nine months ended September 30, 2019 as compared to $67.7 million for the nine months ended September 30, 2018. The primary cash inflows for the nine months ended September 30, 2019 were $147.1 million of capital from the sale of preferred units to unit holders and $8.4 million of capital received in advance, offset by $40.0 million of redemptions and $22.3 million of distributions to holders of preferred units. The primary cash inflows for the nine months ended September 30, 2018 were $88.0 million of capital from the sale of preferred units to unit holders, $4.1 million of capital received in advance, offset by $8.6 million of redemptions and $16.2 million of distributions to holders of preferred units.

Contractual Obligations and Commitments

The following table illustrates the contractual obligations and commercial commitments of the PBRELF I by due date as of September 30, 2019 ($ in thousands):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	$—	$—	$—	$—	$—
Unfunded loan commitments	155,276	151,107	4,169	—	—
Total	$155,276	$151,107	$4,169	$—	$—

Off-Balance Sheet Arrangements

The Company Group has not entered into any off-balance sheet transactions, arrangements or other relationships with unconsolidated entities or other persons that are likely to affect liquidity or the availability of the Company Group’s requirements for capital resources.

MgCo I

Nine months Ended September 30, 2019 as compared to the Nine months Ended September 30, 2018

Total Revenue

MgCo I revenue consisted of fee income, which represented 80% of fee based income, and distributions from PBRELF I with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo I in the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands):
	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Fee income	$11,613	$10,775	$838	7.8%
Distributions from PBRELF I	3,100	2,355	745	31.6%
Total Revenue	$14,713	$13,130	$1,583	12.1%

Total revenue increased by $1.6 million, or 12.1%, to $14.7 million for the nine months ended September 30, 2019 from $13.1 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, MgCo I originated $197.7 million in principal amount of loans with an average commitment per loan of $3.7 million. By comparison, during the nine months ended September 30, 2018, MgCo I originated $241.5 million in principal commitment with an average commitment per loan of $3.7 million.

Fee income increased by $838 thousand, or 7.8%, to $11.6 million for the nine months ended September 30, 2019 from $10.7 million for the nine months ended September 30, 2018. The increase in Fee income is primarily attributable to an increase in extension activity during the period.

Distributions from PBRELF I increased by $745 thousand, or 31.6%, to $3.1 million for the nine months ended September 30, 2019 from $2.4 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the average net principal amount of loans outstanding during third quarter 2019 compared to third quarter 2018.

Total Expenses

The following table sets forth the components of Total expenses for MgCo I in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands):

	For the Nine months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Compensation	$1,436	$1,046	$390	37.3%
Commissions to Broadmark Capital LLC	2,437	1,613	824	51.1%
General and administrative	273	366	(93)	(25.4)%
Excise tax expense	209	186	23	12.4%
Legal, audit, insurance	1,716	386	1,330	344.6%
Depreciation expense	34	64	(30)	(46.09)%
Inspection fees	199	155	44	28.4%
Other	6	0	5	—
Total Expenses	$6,310	$3,816	$2,494	65.4%

Total expenses increased by $2.5 million, or 65.4%, to $6.3 million for the nine months ended September 30, 2019 from $3.8 million for the nine months ended September 30, 2018. The increase between reporting periods is primarily attributable to an increase of $1.3 million, or 344.6%, in legal, audit, insurance expense, some of which was related to the Business Combination, and is non-recurring in nature, as well as an increase in $824 thousand, or 51.1% in Commissions to Broadmark Capital LLC.

Net Income

Net income decreased by $0.9 million, or (9.7%), to $8.4 million for the nine months ended September 30, 2019 from $9.3 million for the nine months ended September 30, 2018. The decrease is primarily attributable to an increase in Commissions to Broadmark Capital LLC, and Legal, audit, insurance expenses partially offset by an increase in Fee income and Distributions from PBRELF I.

Liquidity and Capital Resources

MgCo I’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from PBRELF I equal to 20% of distributable cash in excess of the preferred return. MgCo I does not have any borrowings.

MgCo I’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo I’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo I’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo I’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate common stock dividend.

MgCo I believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs. Unrestricted cash as of September 30, 2019 was approximately $1.8 million.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$8,513	$8,814
Investing activities	(63)	(279)
Financing activities	(6,787)	(7,390)
Net increase / (decrease) in cash & cash equivalents	$1,663	$1,145

Nine months Ended September 30, 2019 as compared to the Nine months Ended September 30, 2018

Net cash received from operating activities was $8.5 million for the nine months ended September 30, 2019 compared to net cash received from in operating activities of $8.8 million for the nine months ended September 30, 2018. The decrease is primarily attributable to the decrease in net income.

Net cash used in investing activities was $63 thousand for the nine months ended September 30, 2019 as compared to $279 thousand for the nine months ended September 30, 2018. The company does not have meaningful investment requirements to operate the business.

Net cash used in financing activities was $6.8 million for the nine months ended September 30, 2019 as compared to $7.4 million for the nine months ended September 30, 2018. The decrease is a result of decreased distributions to members.

BRELF II

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue

BRELF II’s total revenue for the nine months ended September 30, 2019 and September 30, 2018, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total revenue earned by BRELF II in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Interest income	$36,190	$17,265	$18,925	109.6%
Fee income	3,204	2,649	555	21.0%
Total Revenue	$39,394	$19,914	$19,480	97.8%

Total revenue increased $19.5 million, or 97.8%, to $39.4 million for the nine months ended September 30, 2019 from $19.9 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, BRELF II originated 34 new loans representing approximately $195.6 million in total principal commitment with an average commitment per loan of approximately $5.8 million and with the largest individual loan commitment amounting to $33.5 million. During the same period, BRELF II had 36 loans repaid representing approximately $78.1 million in total principal commitment and representing an average commitment per loan of $2.2 million. By comparison, for the nine months ended September 30, 2018, BRELF II originated 67 new loans representing approximately $249.0 million in total principal commitment with an average commitment per loan of approximately $3.7 million and with the largest individual loan commitment amounting to $18.6 million. During the same period in 2018, BRELF II had 48 loans repaid representing approximately $65.5 million in total principal commitment and representing an average commitment per loan of $1.4 million.

Interest income increased $18.9 million, or 109.6%, to $36.2 million for the nine months ended September 30, 2019 from $17.3 million for the nine months ended September 30, 2018. The increase is a primarily attributable to an increase in the average principal loan balance outstanding during the period.

Fee income increased by $555 thousand, or 21.0%, to $3.2 million for the nine months ended September 30, 2019 from $2.6 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loans originated during the period.

Total Expenses

The following table sets forth the components of Total expenses for BRELF II in the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Provision for loan losses	$(167)	$354	$(521)	(147.2)%
Real estate properties, net of gains	(168)	91	(259)	(284.6)%
Professional fees	216	128	88	68.8%
Other	28	22	6	27.3%
Total Expenses	$(91)	$595	$(686)	(115.3)%

Total expenses for BRELF II decreased $686 thousand or (115.3)%, to $(91) thousand for the nine months ended September 30, 2019 from $595 thousand for the nine months ended September 30, 2018. The decrease is primarily attributable to a reversal of provisional charges for loan losses in the amount of $167 thousand and the reversal of real estate properties expenses in the amount of $168 thousand due to the recovery of reserves related to the sale of owned real estate property.

The provisional charges for loan losses are primarily attributable to BRELF II’s REIT status election on October 1, 2018, which caused it to cease to use the guidelines of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946 (“ASC 946”).

Net Income

Due to BRELF II’s REIT election on October 1, 2018, the financial statements as of and for the year ended December 31, 2018 reflect Net Income in accordance with accounting principles generally accepted under U.S. GAAP.

For the nine months ended September 30, 2019, BRELF II generated $39.5 million in Net income, representing an increase of $20.2 million, or 104.4%, as compared to Net income of $19.3 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase the average principal amount of loans outstanding during the period and to increase loan volume origination activity compared to the same period a year ago.

Liquidity and Capital Resources

Overview

BRELF II’s primary liquidity needs include ongoing commitments to fund its lending activities and future funding obligations, make distributions to its members and fund other general business needs. BRELF II’s primary sources of liquidity and capital resources to date have been derived from $516.3 million in preferred unit issuances as of September 30, 2019. Since inception on February 13, 2014, and as of September 30, 2019, BRELF II has not utilized and does not have any borrowings. As of September 30, 2019, BRELF II’s cash and cash equivalents was $60.7 million.

BRELF II seeks to meet its long-term liquidity requirements, including funding needs, including future construction draw commitments, and member redemptions through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. BRELF II is not required to sell real estate mortgages to meet its liquidity needs. As of September 30, 2019, BRELF II’s had $614.6 million of loan commitments, of which $460.3 million were funded and outstanding.

As a REIT, BRELF II is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where BRELF II does not receive corresponding cash. BRELF II intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Code and to avoid federal income tax and the non-deductible excise tax.

BRELF II typically makes monthly distributions of distributable cash as described herein. Distributions of distributable cash, fee based income, and the preferred return are not guaranteed, and are only paid to the extent earned.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$39,331	$19,878
Investing activities	(180,215)	(124,830)
Financing activities	138,760	123,032
Net increase / (decrease) in cash & cash equivalents	$(2,124)	$18,079

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

At September 30, 2019 and September 30, 2018, BRELF II had $154.3 million and $153.9 million of unfunded loan commitments, respectively.

Net cash received from operating activities was $39.3 million for the nine months ended September 30, 2019 compared to net cash received from operating activities of $19.9 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $180.2 million for the nine months ended September 30, 2019 compared with net cash used in investing activities of $124.8 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash received from financing activities was $138.8 million for the nine months ended September 30, 2019 as compared to $123.0 million for the nine months ended September 30, 2018. The primary cash inflows for the nine months ended September 30, 2019 were $194.4 million of capital from sale of preferred units to unit holders, offset by 16.0 million of capital received in advance, $15.5 million of redemptions and $25.9 million of distributions to holders of preferred units. The primary cash inflows for the nine months ended September 30, 2018 were $127.8 million of capital from the sale of preferred units to unit holders and $10.4 million of capital received in advance, offset by $12.8 million of distributions and $3.7 million of redemptions by holders of preferred units.

MgCo II

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue

MgCo II revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF II with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo II for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Fee income	$12,841	$10,896	$1,945	17.9%
Distributions from BRELF II	4,002	2,087	1,915	91.8%
Total Revenue	$16,843	$12,983	$3,860	29.7%

Total revenue increased by $3.9 million, or 29.7%, to $16.8 million for the nine months ended September 30, 2019 from $12.9 million for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, MgCo II originated $195.6 million in principal commitment with an average commitment per loan of $5.8 million. By comparison, during the nine months ended September 30, 2018, MgCo II originated $249.0 million in principal commitment with an average commitment per loan of $3.7 million.

Fee income increased by $1.9 million, or 17.9%, to $12.8 million for the nine months ended September 30, 2019 from $10.9 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loan originations during the period.

Distributions from BRELF II increased by $1.9 million, or 91.8%, to $4.0 million for the nine months ended September 30, 2019 from $2.1 million for nine months ended September 30, 2018. The increase is primarily attributable to an increase in the average net principal amount of loans outstanding during the period.

Total Expenses

The following table sets forth the components of Total expenses for MgCo II for the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Compensation	$2,445	$1,214	$1,231	101.4%
Commissions to Broadmark Capital LLC	2,671	1,629	1,042	64.0%
General & administrative expense	1,335	745	590	79.2%
Legal, audit, insurance	975	79	896	1,134.2%
Inspection fees	78	87	(9)	(10.3)%
Total Expenses	$7,504	$3,754	$3,750	99.9%

Total expenses increased by $3.7 million, or 99.9%, to $7.5 million for the nine months ended September 30, 2019 from $3.8 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase of $1.2 million, or 101.4%, in compensation expense, an increase of $1.0 million, or 64.0%, in placement agent fees paid to Broadmark Capital for referring investors in BRELF II and an increase of $896 thousand in legal, audit, insurance expense.

Net Income

Net income increased by $109 thousand, or 1.2%, to $9.3 million for the nine months ended September 30, 2019 from $9.2 million for the nine months ended September 30, 2018. Net Income increased primarily as a result of increased fee income resulting from increased volumes of loan originations and extension fees during the period.

Liquidity and Capital Resources

MgCo II’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from BRELF II equal to 20% of distributable cash in excess of the preferred return. MgCo II does not have any borrowings.

MgCo II’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo II’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo II’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo II’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate common stock dividend.

MgCo II believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and the nine months ended September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$9,285	$7,945
Financing activities	(8,839)	(7,380)
Investing activities	—	—
Net increase / (decrease) in cash & cash equivalents	$446	$565

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Net cash received from operating activities was $9.3 million for the nine months ended September 30, 2019 compared to net cash received from operating activities of $7.9 million for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in financing activities was $8.8 million for the nine months ended September 30, 2019 as compared to $7.4 million for the nine months ended September 30, 2018. The increase is a result of increased distributions to members.

BRELF III

Nine Months Ended September 30, 2019 as compared to the period January 24, 2018 (date of inception) through September 30, 2018

Total Revenue

BRELF III’s Total revenue for the nine months ended September 30, 2019 as compared to the period from January 24, 2018 through September 30, 2018, respectively, consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total revenue earned by BRELF III in the nine months ended September 30, 2019 and January 24, 2018 (date of inception) through September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30, 2019	January 24, 2018 (date of inception) through September 30, 2018[2]	Increase / (Decrease)
			$	%
Interest income	$1,565	$276	$1,289	467.0%
Fee income	174	71	103	145.1%
Total Revenue	$1,739	$347	$1,392	401.2%

Total revenue increased $1.4 million, or 401.2%, to $1.7 million for the nine months ended September 30, 2019 from $347 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. During the nine months ended September 30, 2019, BRELF III originated 17 new loans representing approximately $15.8 million in total principal commitment with an average commitment per loan of approximately $927 thousand and with the largest individual loan commitment amounting to $3.6 million. During the same period, BRELF III had 10 loans repaid representing approximately $4.8 million in total principal commitment and representing an average commitment per loan of $477 thousand. By comparison, for the period January 24, 2018 (date of inception) through September 30, 2018, BRELF III originated 24 new loans representing approximately $11.2 million in total principal commitment with an average commitment per loan of approximately $467 thousand and with the largest individual loan commitment amounting to $1.8 million. During the same period in 2018, BRELF III had one loan repaid representing $290 thousand in total principal commitment. Interest income increased $1.3 million, or 467.0%, to $1.6 million for the nine months ended September 30, 2019 from $276 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in the average principal amount of loans outstanding during the period.

Fee income increased by $103 thousand, or 145.1%, to $174 thousand for the nine months ended September 30, 2019 from $71 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in lending operations and the volume of loan originations during the period.

Total Expenses

The following table sets forth the components of total expenses for BRELF III in the nine months ended September 30, 2019 and January 24, 2018 (date of inception) through September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30, 2019	January 24, 2018 (date of inception) through September 30, 2018	Increase / (Decrease)
			$	%
Provision for loan losses	$—	$—	$—	—%
Real estate properties, net of gains	—	—	—	—
Professional fees	54	9	45	500.0%
Excise taxes and licenses	—	—	—	—
Other	25	—	25	NM
Total Expenses	$79	$9	$70	777.8%

Total expenses paid by BRELF III increased $70 thousand to $79 thousand for the nine months ended September 30, 2019 from $9 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is comprised of an increase in professional fees and other expenses.

Net Revenue

Due to the BRELF III’s REIT election on January 1, 2019, the financial statements for the nine months ended September 30, 2019 reflect Net Income in accordance with accounting principles generally accepted under U.S. GAAP.

For the nine months ended September 30, 2019, BRELF III generated $1.7 million in Net income, representing an increase of $1.3 million, as compared to Net income of $338 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to increase in net interest income attributable to an increase in the number of originated loans and related average principal amount of loans outstanding during the period.

Liquidity and Capital Resources

Overview

BRELF III’s primary liquidity needs include ongoing commitments to fund its operating expenses, lending activities and future funding obligations, make distributions to its members and fund other general business needs.
BRELF III’s primary sources of liquidity and capital resources to date have been derived from $23.1 million in cumulative preferred unit issuances as of September 30, 2019. Since inception on January 24, 2018, and as of September 30, 2019, BRELF III has not utilized and does not have any borrowings. As of September 30, 2019, BRELF III’s cash and cash equivalents was $6.5 million.

BRELF III seeks to meet its long-term liquidity requirements, including investment funding needs, including future construction draw commitments, and member redemptions through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. BRELF III is not required to sell real estate mortgages in order to pay redemption proceeds. As of September 30, 2019, BRELF III had $28.3 million of loan commitments, of which $16.8 million were funded and outstanding.

As a REIT, BRELF III is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where BRELF III does not receive corresponding cash. BRELF III intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Code and to avoid federal income tax and the non-deductible excise tax.

BRELF III typically makes monthly distributions of distributable cash as described herein. Distributions of distributable cash, fee based income, and the preferred return are not guaranteed, and are only paid to the extent earned.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and the period January 24, 2018 (date of inception) through September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30, 2019	January 24, 2018 (date of inception) through September 30, 2018
Net cash received from / (used by)
Operating activities	$1,546	$356
Investing activities	(9,227)	(4,005)
Financing activities	10,068	8,467
Net increase / (decrease) in cash & cash equivalents	$2,387	$4,817

Nine Months Ended September 30, 2019 as compared to the period January 24, 2018 (date of inception) through September 30, 2018

At September 30, 2019 and September 30, 2018, BRELF III had $11.5 million and $6.9 million of unfunded loan commitments, respectively. The increase is primarily attributable to an increase in lending operations.

Net cash received from operating activities was $1.5 million for the nine months ended September 30, 2019 compared to net cash received from operating activities of $356 thousand for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash used in investing activities was $9.2 million for the nine months ended September 30, 2019 compared with net cash used in operating activities of $4.0 million for the period January 24, 2018 (date of inception) through September 30, 2018. The increase is primarily attributable to an increase in lending operations.

Net cash received from financing activities was $10.1 million for the nine months ended September 30, 2019 as compared to $8.5 million for the period January 24, 2018 (date of inception) through September 30, 2018. The primary cash inflows for the nine months ended September 30, 2019 were $11.4 million of capital from the sale of preferred units to unit holders, offset by $70 thousand of contributions received in advance, $981 thousand of distributions to holders of preferred units and $322 thousand of redemptions. The primary cash inflows for the period January 24, 2018 (date of inception) through September 30, 2018 were $8.1 million of capital from the sale of preferred units to unit holders and $500 thousand of contributions received in advance, offset by $226 thousand of distributions to holders of preferred units.

MgCo III

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Total Revenue

MgCo III revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF III with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the total revenue earned by MgCo III for the nine months ended September 30, 2019 and September 30, 2018 ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Fee income	$742	$290	$452	155.9%
Distributions from BRELF III	153	33	120	363.6%
Total Revenue	$895	$323	$572	177.1%

Total revenue increased by $572 thousand, or 177.1%, to $895 thousand for the nine months ended September 30, 2019 from $323 thousand for the nine months ended September 30, 2018. During the nine months ended September 30, 2019, MgCo III originated $15.8 million in principal commitment with an average commitment per loan of $927 thousand. By comparison, during the nine months ended September 30, 2018, MgCo III originated $11.2 million in principal commitment with an average commitment per loan of $467 thousand.

Fee income increased by $452 thousand, or 155.9%, to $742 thousand for the nine months ended September 30, 2019 from $290 thousand for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loan originations during the period.

Distributions from BRELF III increased by $120 thousand, or 363.6%, to $153 thousand for the nine months ended September 30, 2019 from $33 thousand for nine months ended September 30, 2018. The increase is primarily attributable to an increase in average principal amount of loans outstanding during the period.

Total Expenses

The following table sets forth the components of Total expenses for MgCo III for the nine months ended September 30, 2019 and September 30, 2018, respectively ($ in thousands).

	For the Nine Months Ended September 30,		Increase / (Decrease)
	2019	2018	$	%
Compensation	$365	$324	$41	12.7%
Commissions to Broadmark Capital LLC	128	87	41	47.1%
General & administrative expense	140	71	69	97.2%
Legal, audit, insurance	96	49	47	95.9%
Inspection fees	29	5	24	480.0%
Total Expenses	$758	$536	$222	41.4%

Total expenses increased by $222 thousand, or 41.4%, to $758 thousand for the nine months ended September 30, 2019 from $536 thousand for the nine months ended September 30, 2018. The increase is primarily attributable to an increase of $69 thousand, or 97.2%, in general & administrative expense and to an increase of $47 thousand, or 95.9%, in legal, audit, insurance expense.

Net Income

Net income increased by $351 thousand to $137 thousand for the nine months ended September 30, 2019 from $(214) thousand for the nine months ended September 30, 2018. The increase is primarily attributable to an increase in the volume of loan originations in the period.

Liquidity and Capital Resources

MgCo III’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from BRELF III equal to 20% of distributable cash in excess of the preferred return. MgCo III does not have any borrowings.

MgCo III’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo III’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo III’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo III’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate common stock dividend.

MgCo III believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 and the nine months ended September 30, 2018 ($ in thousands):

	For the Nine Months Ended September 30,
	2019	2018
Net cash received from / (used by)
Operating activities	$128	$81
Financing activities	—	(1)
Investing activities	—	(1)
Net increase / (decrease) in cash & cash equivalents	$128	$79

Nine Months Ended September 30, 2019 as compared to the Nine Months Ended September 30, 2018

Net cash received from operating activities was $128 thousand for the nine months ended September 30, 2019 compared to net cash received from operating activities of $81 thousand for the nine months ended September 30, 2018. The increase is primarily attributable to a decrease in related party payables.

Net cash used in financing activities was $0 for the nine months ended September 30, 2019 as compared to $1 thousand for the nine months ended September 30, 2018.

Net cash used in investing activities was $0 for the nine months ended September 30, 2019 as compared to $1 thousand for the nine months ended September 30, 2018.

BRELF IV

February 28, 2019 (date of inception) through September 30, 2019

Comparative financial statements are not presented as BRELF IV commenced operations on January 1, 2019.

Total Revenue

BRELF IV’s Total revenue for the period February 28, 2019 (date of inception) through September 30, 2019 consisted of interest income on the loans that it funded and fee income which represented 20% of fee based income. The following table sets forth the components of Total revenue earned by BRELF IV for the period February 28, 2019 (date of inception) through September 30, 2019 ($ in thousands):

February 28, 2019 (date of inception) through September 30, 2019
Interest income	$102
Fee income	23
Total Revenue	$125

Total revenue for the period February 28, 2019 (date of inception) through September 30, 2019 was $125 thousand. During the period February 28, 2019 (date of inception) through September 30, 2019, BRELF IV originated 5 new loans representing approximately $3.9 million in total principal commitment with an average commitment per loan of approximately $0.8 million and with the largest individual loan commitment amounting to $1.9 million. During the same period, BRELF IV had no loans repaid. Interest income was $102 thousand and fee income was $23 thousand for the period February 28, 2019 (date of inception) through September 30, 2019.

Total Expenses

BRELF IV’s Total expense for the period February 28, 2019 (date of inception) through September 30, 2019 consisted of other expense equal to $1 thousand.

February 28, 2019 (date of inception) through September 30, 2019
Other	$1
Total Expense	$1

Liquidity and Capital Resources

Overview

BRELF IV’s primary liquidity needs include ongoing commitments to fund its operating expenses, lending activities and future funding obligations, make distributions to its members and fund other general business needs. BRELF IV’s primary sources of liquidity and capital resources to date have been derived from $3.5 million in cumulative preferred unit issuances as of September 30, 2019. As of September 30, 2019, BRELF IV has not utilized and does not have any borrowings. As of September 30, 2019, BRELF IV cash and cash equivalents was $937 thousand.

BRELF IV seeks to meet its long-term liquidity requirements, including future investment funding needs, future construction draw commitments, and member redemptions through its existing cash resources, equity contributions, reinvested distributions and return of capital from investments, including loan repayments. BRELF IV is not required to sell real estate mortgages in order to pay redemption proceeds. As of September 30, 2019, BRELF IV had $3.9 million of loan commitments, of which $2.7 million was funded and outstanding.

As a REIT, BRELF IV is required to distribute at least 90% of its annual REIT taxable income to its members, including taxable income where BRELF IV does not receive corresponding cash. BRELF IV intends to distribute all or substantially all of its REIT taxable income in order to comply with the REIT distribution requirements of the Internal Revenue Code and to avoid federal income tax and the non-deductible excise tax.

BRELF IV intends to make monthly distributions of distributable cash as described herein. Distributions of distributable cash, fee based income, and the preferred return are not guaranteed, and are only paid to the extent earned.

Sources and Uses of Cash

The following table sets forth changes in cash and cash equivalents for the period February 28, 2019 (date of inception) through September 30, 2019 ($ in thousands):

February 28, 2019 (date of inception) through September 30, 2019
Net cash received from / (used by)
Operating activities	$139
Investing activities	(2,667)
Financing activities	3,465
Net increase / (decrease) in cash & cash equivalents	$937

February 28, 2019 (date of inception) through September 30, 2019

Net cash received from operating activities was $139 thousand for the period February 28, 2019 (date of inception) through September 30, 2019.

Net cash used in investing activities was $2.7 million for the period February 26, 2019 (date of inception) through September 30, 2019.

Net cash received from financing activities was $3.5 million for the period February 28, 2019 (date of inception) through September 30, 2019. The primary cash inflow for the period February 28, 2019 (date of inception) through September 30, 2019 was $3.5 million of contributions.

Contractual Obligations and Commitments

There were no contractual obligations and commercial commitments of BRELF IV as of September 30, 2019.

Off-Balance Sheet Arrangements

BRELF IV has not entered into any off-balance sheet transactions, arrangements or other relationships with unconsolidated entities or other persons that are likely to affect liquidity or the availability of the Company Group’s requirements for capital resources.

MgCo IV

Nine months Ended September 30, 2019

Comparative financial statements are not presented as BRELF IV commenced operations on January 1, 2019.

Total Revenue

MgCo IV revenue consisted of fee income, which represented 80% of fee based income, and distributions from BRELF IV with respect to its common interest equal to 20% of distributable cash in excess of the preferred return. The following table sets forth the Total revenue earned by MgCo IV in the Nine months ended September 30, 2019 ($ in thousands).

For the Nine months ended September 30, 2019
Fee income	$91
Distributions from BRELF IV	10
Total Revenue	$101

MgCo IV had $101 thousand in total revenue for the Nine months ended September 30, 2019.

Fee income was $91 thousand for the Nine months ended September 30, 2019.

Distributions from BRELF IV for the nine months ended September 30, 2019 was $10 thousand.

Total Expenses

The following table sets forth the components of Total Expenses for MgCo IV for the nine months ended September 30, 2019 ($ in thousands):

For the Nine months Ended September 30, 2019
Compensation	$400
Commissions to Broadmark Capital LLC	35
Professional fees	85
General and administrative	12
Inspection fees	1
Total Expenses	$533

Total expenses for the nine months ended September 30, 2019 were $533 thousand.

Net Loss

Net loss for the nine months ended September 30, 2019 was $(433) thousand.

Liquidity and Capital Resources

MgCo IV’s capital sources include cash flow from operating activities, comprised of 80% of fee based income as well as distributions from BRELF IV equal to 20% of distributable cash in excess of the preferred return. MgCo IV does not have any borrowings.

MgCo IV’s primary uses of liquidity include operating expenses and distributions. On a monthly basis, MgCo IV’s Board of Managers determines an appropriate distribution amount based upon numerous factors, including cash flow from operating activities, availability of existing cash balances, general economic conditions and economic conditions that more specifically impact MgCo IV’s business or prospects. Future distributions are subject to adjustment based upon the evaluation of the factors described above, as well as other factors that MgCo IV’s Board of Managers may, from time-to-time, deem relevant to consider when determining an appropriate common stock dividend.

MgCo IV believes that its existing sources of funds should be adequate for purposes of meeting its liquidity needs. Unrestricted cash as of September 30, 2019 was approximately $5 thousand.

Sources and Uses of Cash

Nine months Ended September 30, 2019

The following table sets forth changes in cash and cash equivalents for the nine months ended September 30, 2019 ($ in thousands):

For the Nine months Ended September 30, 2019
Net cash received from / (used by)
Operating activities	$5
Investing activities	—
Financing activities	—
Net increase / (decrease) in cash & cash equivalents	$5

Net cash received from operating activities was $5 thousand for the nine months ended September 30, 2019.

No net cash was used in investing activities for the nine months ended September 30, 2019.

Net cash received from financing activities was 200 dollars for the nine months ended September 30, 2019.

Contractual Obligations and Commitments

There were no contractual obligations and commercial commitments of MgCo IV as of September 30, 2019.

Off-Balance Sheet Arrangements

MgCo IV has not entered into any off-balance sheet transactions, arrangements or other relationships with unconsolidated entities or other persons that are likely to affect liquidity or the availability of the Company Group’s requirements for capital resources.